UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Spansion Inc. (the “Company”) approved the following annual base salaries, effective as of April 23, 2007, for certain of the Company’s named executive officers (collectively, the “Officers”) included in the Company’s proxy statement dated April 12, 2007:

Name and Title of Named Executive Officer	Salary
Bertrand F. Cambou, President and Chief Executive Officer	$715,500
James E. Doran, Executive Vice President and Chief Operating Officer	$459,000
Dario Sacomani, Executive Vice President and Chief Financial Officer	$405,000
Thomas T. Eby, Executive Vice President and Chief Marketing and Sales Officer	$411,536
Sylvia Summers, Executive Vice President, Consumer Smart Card and Industrial Division	$420,335
Eric Branderiz, Vice President, Corporate Finance and Corporate Controller	$249,973

The Committee also approved each of the Officers’ eligibility for a cash bonus if the Company meets certain annual performance objectives and if the Officers achieve certain individual performance objectives, each as established by the Committee. The target bonus opportunities for the Officers range from 40 percent to 125 percent of base salary, and actual bonus amount could be greater or less, as determined by the Committee.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: April 23, 2007	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

3